UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Form 8-K

__________________________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 26, 2025

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THE ONCOLOGY INSTITUTE, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-39248	84-3562323
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18000 Studebaker Road, Suite 800, Cerritos, CA	90703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (562) 735-3226

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	TOI	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Common stock, each at an exercise price of $11.50 per share	TOIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐.

Item 1.01. Entry into a Material Definitive Agreement.

On March 26, 2025, The Oncology Institute, Inc. (the “Company”) closed its previously announced private placement (the “Private Placement”) of an aggregate of: (i) 12,006,510 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 2,886,614 shares of Common Stock and (iii) accompanying common warrants (the “Common Warrants,” together with the Pre-Funded Warrants, the “Warrants”) to purchase up to an aggregate of 7,446,562 shares of Common Stock (collectively, the “Private Placement”) to certain investors, including existing investors, as well as members of the Company’s management team and board of directors, and entities affiliated with members of the Company’s board of directors (the “Purchasers”). The Shares and Warrants are collectively referred to herein as the “Securities.” In addition, on March 26, 2025, the Company closed its previously announced exchange of an aggregate of approximately $4.1 million aggregate principal amount of the Company’s senior secured convertible notes held by certain investment funds affiliated with Deerfield Management Company, L.P., an existing investor (collectively, the “Deerfield Parties”), in exchange for an aggregate of 37,232.83 shares of the Company’s Series A Common Equivalent Convertible Preferred Stock (the “Preferred Stock”), convertible into an aggregate of 3,723,283 shares of Common Stock, and Common Warrants exercisable for an aggregate of 1,861,642 shares of Common Stock, based upon the prices being paid by the Purchasers of Common Stock in the Private Placement (the “Exchange”). The closing of the Private Placement and Exchange are collectively referred to herein as the “Closing.”

In connection with the Closing, the Company entered enter into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers and Deerfield at the Closing. Pursuant to the Registration Rights Agreement, among other things, the Company will file a resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) no later than 45 days after the Closing to register the resale of the Shares and the shares of Common Stock issuable upon exercise of the Warrants. The Company will use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC within certain timeframes set forth in the Registration Rights Agreement. The Company will also, among other things, indemnify the Purchasers and Deerfield, their members, directors, officers, partners, employees, managers, agents, representatives and advisors from certain liabilities and pay registration and filing fee expenses incurred in connection with registrations pursuant to the Registration Rights Agreement.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement. A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The offer and sale of the Securities, the shares of Preferred Stock and the shares of Common Stock underlying the Warrants and shares of Preferred Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company issued the Securities and shares of Preferred Stock in reliance on exemptions from registration provided for under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D, or in the case of the Exchange Section 3(a)(9) of the Securities Act, promulgated thereunder. The Company relied on these exemptions from registration based in part on the representations made by the Purchasers, including the representations with respect to each Purchaser’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and each Purchaser’s investment intent.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Registration Rights Agreement, dated March 26, 2025, by and among the Company and the Investors signatory thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2025	THE ONCOLOGY INSTITUTE, INC.

	By:	/s/ Mark Hueppelsheuser
Mark Hueppelsheuser General Counsel